EXHIBIT 10.22

                              EMPLOYMENT AGREEMENT
                               AMENDMENT NUMBER 1



          AMENDMENT  NUMBER  1,  DATED  DECEMBER  22  , 2001, (the Amendment) to
EMPLOYMENT  AGREEMENT  (the  "Agreement")  dated  September  4,  2001,  between
FLEMINGTON PHARMACEUTICAL CORPORATION, a New Jersey corporation (the "Corporation"), 31 State Route 12 West, Flemington, New Jersey 08822 and ROBERT
C.  GALLER, 17260 Gulf Pine Circle, Wellington, Florida 33414 (the "Executive").

                              W I T N E S S E T H
                          ----------------------------


     WHEREAS,  the parties entered into the Agreement on September 4, 2001; and,

     WHEREAS, certain of the conditions of the Agreement have been satisfied, and the parties wish to revise the terms and conditions of the Agreement, as provided herein;

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties agree as follows:

     1. This Amendment is made pursuant to paragraph 13.8 of the Agreement. The provisions hereof shall become effective on the date of this Amendment. All terms of the Agreement not explicitly amended herein shall continue in effect as originally written.

     2.  Paragraph  2.1  of  the  Agreement  is  revised  to  read  as  follows:

          2.1 TERM. The Executive's employment under this Agreement (the "Term") shall begin as of the Effective Date (as hereinafter defined) and shall continue for a term of three (3) years, unless sooner terminated pursuant hereto. Notwithstanding anything to the contrary contained herein, the provisions of this Agreement governing Protection of Confidential Information shall continue in effect as specified in
          Section  10  hereof  and survive the expiration or termination hereof.

     3.  Paragraph  3.1.1  of  the  Agreement  is  revised  to  read as follows:

          3.1.1 INCREASE OF BASE SALARY. Effective upon the completion by the Corporation of a capital raise of $5,000,000 ($3,000,000 of which has already been completed), Executive's Base Salary shall be increased to $180,000 per year, with a pro rata retroactive adjustment to December 12, 2001.

     4. Paragraph 4.1 of the Agreement is amended to provide that the presently unvested portion of the Nonplan Options described therein are fully vested, effective immediately.

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     5.  A  new  paragraph  4.3  is  added  to  the  Agreement,  as  follows:

          4.3 If, as a result of Executive's efforts, the Corporation successfully raises additional capital, through either a public or private placement of the Corporation's common stock, in the amount of $5,000,000 within two years of the date of this Amendment, the Corporation shall grant Executive an additional 350,000 fully vested Nonplan Options having an exercise price of $0.75 per share. Notwithstanding anything contained herein to the contrary, the terms and conditions set forth in the Nonplan Options document shall control the terms and conditions on which the Nonplan Options shall vest, continue in force and may be exercised. In addition, the Term of the Agreement in paragraph 2.1 shall be extended by an additional period of two (2) years. (Any additional capital raise directly by or through the efforts of Paramount Capital shall be deemed to have been concluded through Executive's efforts.)

     6.  Article  5,  "Severance"  is  deleted  in  its  entirety.

     7.  Paragraph  9.4  is  deled  in  its  entirety.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


ATTEST:                                    FLEMINGTON  PHARMACEUTICAL
                                                  CORPORATION.


By: /s/  Robert  F.  Schaul                By:/s/Harry  A.  Dugger  III
    -------------------------                 ---------------------------
         Robert  F.  Schaul,  Secretary          Harry  A.  Dugger  III, Ph.D.
                                                 President


WITNESS:



   /s/  Robert  F.  Schaul                   /s/  Robert  C. Galler
   -----------------------                   ----------------------
                                              Robert  C.  Galler


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